As filed with the Securities and Exchange Commission on November 25, 1996
                                            Registration No.333- _____________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             -----------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             -----------------------

                           EL CHICO RESTAURANTS, INC.
             (Exact name of registrant as specified in its charter)
                     TEXAS                                   75-0982250
        (State or other jurisdiction of                   (I.R.S. Employer
        incorporation or organization)                   Identification No.)

           12200 STEMMONS, SUITE 100
                 DALLAS, TEXAS                                 75234
   (Address of principal executive offices)                  (Zip Code)
                             -----------------------

                   EL CHICO RESTAURANTS, INC. 1995 STOCK PLAN
                            (Full title of the plan)
                             -----------------------
               LAWRENCE E. WHITE                              COPY TO:
EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER    RONALD J. FRAPPIER, ESQ.
          EL CHICO RESTAURANTS, INC.                       JENKENS & GILCHRIST
           12200 STEMMONS, SUITE 100                  A PROFESSIONAL CORPORATION
             DALLAS, TEXAS  75234                   1445 ROSS AVENUE, SUITE 3200
                 (972)241-5500                            DALLAS, TEXAS  75202
      (Name, address and telephone number
   including area code of agent for service)
                             -----------------------

                         CALCULATION OF REGISTRATION FEE

                                                       Proposed                    Proposed
  Title of                                             maximum                     maximum
 securities                   Amount                    offering                   aggregate             Amount of
   to be                        to be                     price                     offering             registration
 registered                 registered(1)              per share(2)(3)             price(2)(3)             fee (3)
------------------------------------------------------------------------------------------------------------------

Common Stock                400,000                      $10.00                   $3,455,200             $ 1,047
----------------------------------------------------------------------------------------------------------------

       (1) Pursuant to Rule 416, this Registration Statement is deemed to include additional shares of Common Stock issuable under the terms of the Plans to prevent dilution resulting from any future stock split, stock dividend or similar transaction.
       (2) Estimated solely for the purpose of calculating the registration fee.
       (3) Calculated pursuant to Rule 457(c) and (h). Accordingly, the price per share of the Common Stock offered hereunder pursuant to the 1995 Stock Plan (the "Plan") is based on (i) 211,200 shares of Common Stock originally allocated for issuance under the Plan but which either have not been subject to award or which have been issued in the form of grants of restricted stock, at a price per share of $7.813, which is the average of the highest and lowest selling price per share of Common Stock on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") National Market System on November 20, 1996; and (ii) the following shares of Common Stock reserved for issuance under the Plan and subject to options granted thereunder at the following exercise prices:

                           No. of Shares of Common Stock       Exercise Price
                               Reserved for Issuance             Per Share

                                     148,250                     $ 10.0000
                                      32,000                     $   7.9375
                                       7,775                     $   8.0000
                                         775                     $   8.25


CORPDAL:53223.1  14047-00001

                                EXPLANATORY NOTE

         The information required by Items 1 and 2 of Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

         Included in Part I of this Registration Statement on Form S-8 is a reoffer prospectus concerning reoffers and resales of certain of the shares of Common Stock registered hereby, which is filed in reliance on General Instruction C to Form S-8.


CORPDAL:53223.1  14047-00001

                                  2,000 SHARES
                           EL CHICO RESTAURANTS, INC.
                                  COMMON STOCK

         This Prospectus relates to an aggregate of 2,000 shares (the "Shares") of Common Stock, par value $.10 per share (the "Common Stock") of El Chico Restaurants, Inc. (the "Company"), which may be offered from time to time by the respective Selling Shareholders. See "Selling Shareholders." The Company will receive no part of the proceeds from such sales. See "Plan of Distribution." All expenses (other than commissions and discounts of underwriters, dealers or agents) incurred in connection with this offering are estimated to be approximately $3,000.
All of such expenses will be paid by the Company.

         The Company has been advised by the Selling Shareholders that they may sell all or a portion of the Shares offered by this Prospectus from time to time
(i) in the over-the-counter market or on the National Market System of the National Association of Securities Dealers Automated Quotation System
("NASDAQ/NMS") at prices prevailing at the time of such sales or at prices reasonably related thereto, (ii) otherwise than in the over-the-counter market or on NASDAQ/NMS at market prices prevailing at the time of the sale or at negotiated prices, or (iii) by a combination of the foregoing methods of sale. A Selling Shareholder and any broker, dealer or other agent executing sell orders on behalf of a Selling Shareholder may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), in which event commissions received by any such broker, dealer or agent may be deemed to be underwriting commissions under the Securities Act.

         The Common Stock of the Company is traded on NASDAQ/NMS. On November 20, 1996, the last reported closing price of the Common Stock on the NASDAQ/NMS was $7.625 per share.

                               -------------------


          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION NOR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.

                               -------------------

                The date of this Prospectus is November 25, 1996.


CORPDAL:53223.1  14047-00001

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such periodic reports, proxy statements, and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: New York Regional Office, Seven World Trade Center, Thirteenth Floor, New York, NY 10048; and Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file documents electronically with the Commission.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the Company with the Commission are incorporated herein by reference:

         (1) The Company's Annual Report on Form 10-K filed with the Commission for the fiscal year ended December 31, 1995;

         (2) The Company's Quarterly Reports on Form 10-Q filed with the Commission for the quarters ended March 31, 1996, June 30, 1996, and September 30, 1996;

         (3) The description of the Common Stock set forth in the Registration Statement on Form 8-A dated August 28, 1984, including any amendment or report filed for the purpose of updating such description;

         (4) The Company's Current Report on Form 8-K dated August 30, 1996, and filed with the Commission;

         (5) All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15 of the Exchange Act subsequent to the date of this Registration Statement shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents until such time as there shall have been filed a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters the securities remaining unsold at the time of such amendment.

         Any statement contained in a document incorporated by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained hereby or in any other subsequently filed document or in an accompanying prospectus supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company undertakes to provide without charge to each person to whom this Prospectus is delivered, upon written or oral request of such person, a copy of all documents

CORPDAL:53223.1  14047-00001
                                       -2-
incorporated herein by reference, other than exhibits. All requests for copies of such documents should be directed to: Susan R. Holland, El Chico Restaurants, Inc., 12200 Stemmons, Suite 100, Dallas, Texas 75234, telephone number (972) 888-8112.


                              SELLING SHAREHOLDERS

         This Prospectus covers resales of shares of restricted Common Stock which were awarded to certain non-employee directors of the Company under the El Chico Restaurants, Inc. 1995 Stock Plan (the "1995 Stock Plan") on May 2, 1996. The participants who have been awarded the Shares pursuant to the above employee benefit plan are collectively referred to herein as the "Selling Shareholders" and each as a "Selling Shareholder." The Shares have been awarded to the Selling Shareholders pursuant to the terms of the 1995 Stock Plan, and are owned respectively by each of the Selling Shareholders in the amounts as listed in the table below.

         On May 2, 1996, the shareholders of the Company approved the 1995 Stock Plan. The 1995 Stock Plan provides, among other things, that each non-employee who served as a director of the Company both before and after the 1996 Annual Meeting of Shareholders held on May 2, 1996 be awarded 500 shares of restricted Common Stock of the Company. Such awards were made at no cost to the recipient. Pursuant to the terms of the 1995 Stock Plan, the shares of restricted Common Stock awarded to the non-employee directors of the Company on May 2, 1996 are subject to forfeiture, upon the occurrence of certain events, until November 2, 1996.

         The following table sets forth, as of October 31, 1996, certain information regarding the beneficial ownership of the Common Stock of the Company as held by the Selling Shareholders:


CORPDAL:53223.1  14047-00001
                                       -3-


                                   Common Stock Beneficially                                       Common Stock
                                             Owned                       Shares of              Beneficially Owned
                                     Prior to Offering (1)              Common Stock             After Offering (3)
                                     ---------------------                                               ----------
                                    Number         Percent (2)             Offered          Number              Percent(2)
                                    ------                                 -------          ------              ----------
       Name and Position
        in the Company
Joseph S. Thomson                  37,000(4)           *                     500            36,500                  *
  Director

Grahame N. Clark, Jr.              12,500(4)           *                     500            12,000                  *
  Director

Jack D. Knox                       22,500(4)           *                     500            22,000                  *
  Director

Joe V. Mariner, Jr.                14,296(4)           *                     500            13,796                  *
  Director



*        Less than one percent (1%)

(1) Unless otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned, subject to community property laws where applicable.
(2) As of October 31, 1996, there were 3,716,663 shares of Common Stock issued and outstanding.
(3) Assumes that all of the shares of Common Stock offered hereby are actually sold.
(4) Includes shares which may be acquired within 60 days of October 31, 1996, pursuant to the exercise of stock options as follows: Mr.Thompson --20,000 shares; Mr. Clark--10,000 shares; Mr. Knox--20,000 shares; Mr. Mariner--10,000 shares. Also includes the 500 shares of restricted Common Stock awarded to each of the aforementioned non-employee directors on May 2, 1996.


                              PLAN OF DISTRIBUTION

         This Prospectus covers the sale by the Selling Shareholders of the Shares. The Shares were acquired by the Selling Shareholders pursuant to the 1995 Stock Plan. See "Selling Shareholders." The Company has been advised by the Selling Shareholders that they intend to sell all or a portion of the Shares offered by this Prospectus from time to time (i) in the over-the-counter market or on NASDAQ/NMS at prices prevailing at the time of such sales or at prices reasonably related thereto, (ii) otherwise than in the over-the-counter market on NASDAQ/NMS at market prices prevailing at the time of sale or at negotiated prices, or (iii) by a combination or the foregoing methods of sale. The Selling Shareholders and any broker, dealer or other agent executing sell orders on behalf of the Selling Shareholders may be deemed to be "underwriters" within the meaning of the Securities Act, in which event commissions received by a broker, dealer or agent may be deemed to be underwriting commissions under the Securities Act. Such commissions received by a broker, dealer or agent may be in excess of customary compensation.

         The Company will pay all of the costs, expenses and fees incident to the offering and sale of the Shares to the public, other than commissions and discounts of underwriters, brokers, dealers or agents not paid by the purchasers of the Shares.



CORPDAL:53223.1  14047-00001
                                       -4-

                                  LEGAL MATTERS

         The validity of the Common Stock offered hereby will be passed upon for the Company by Jenkens & Gilchrist, a Professional Corporation, 1445 Ross Avenue, Suite 3200, Dallas, Texas 75202-2711.


                                     EXPERTS

         The consolidated financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (the "Form 10-K"), have been incorporated by reference in this Prospectus in reliance on the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.


                             ADDITIONAL INFORMATION

         The Company has filed with the Securities and Exchange Commission, Washington, D.C., a Registration Statement on Form S-8 under the Securities Act with respect to the Shares offered hereby. This Prospectus does not contain all the information included in such Registration Statement, certain portions of which are omitted as permitted by the rules and regulations of the Commission. The Registration Statement, including the exhibits and schedules filed herewith, may be inspected at the principal offices of the Commission in Washington, D.C., without charge, and copies of the material contained herein may be obtained from the Commission upon payment of the applicable copying charges. For further information with respect to the Company and the Shares offered hereby, reference is made to the Registration Statement and such exhibits and schedules.


CORPDAL:53223.1  14047-00001
                                       -5-

   NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING SHAREHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, ANY SECURITIES OTHER THAN THE SHARES OFFERED HEREBY, OR IN ANY STATE OR JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.








                   ------------------------------------------
                                TABLE OF CONTENTS
                   ------------------------------------------

                                                                            Page
Available Information.......................................................   2
Incorporation of Certain Documents by
   Reference................................................................   2
Selling Shareholders........................................................   3
Plan of Distribution........................................................   4
Legal Matters...............................................................   5
Experts.....................................................................   5
Additional Information......................................................   5


                   ------------------------------------------























                                  2,000 SHARES





                           EL CHICO RESTAURANTS, INC.




                                  COMMON STOCK




                   ------------------------------------------

                                   PROSPECTUS

                   ------------------------------------------










                                November 25, 1996








CORPDAL:53223.1  14047-00001
                                       -6-

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The registrant hereby incorporates by reference in this registration statement the following documents previously filed by the registrant with the Securities and Exchange Commission (the "Commission"):

                  (1) the registrant's Annual Report on Form 10-K filed with the Commission for the fiscal year ended December 31, 1995;

                  (2) the registrant's Quarterly Reports on Form 10-Q filed with the Commission for the quarters ended March 31, 1996, June 30, 1996, and September 30, 1996;

                  (3) the description of the Common Stock, par value $.10 per share, of the registrant (the "Common Stock") set forth in the Registration Statement on Form 8-A dated August 28, 1984, including any amendment or report filed for the purpose of updating such description.

                  (4) The registrant's Current Report on Form 8-K dated August 30, 1996, and filed with the Commission.

         All documents filed by the registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Registration Statement shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents until such time as there shall have been filed a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities remaining unsold at the time of such amendment.

ITEM 4.           DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.






CORPDAL:53223.1  14047-00001
                                      II-1

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's Restated Articles of Incorporation, as amended, provide that the Company may indemnify any person who is or was an officer, director, agent or employee of the Company, or who serves or served as a director, officer, agent, employee, partner or trustee in another corporation, partnership, joint venture, trust or other enterprise at the request of the Company under the following terms and conditions. If the legal proceeding in question is on behalf of the Company, the Company shall indemnify such person for his expenses reasonably and actually incurred in defending or settling the suit if he is successful on the merits or otherwise or he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, but not if the matter is one as to which he has been adjudged liable for negligence or misconduct in the performance of his duties, unless the court in which the suit is brought determines that he fairly and reasonably is entitled to indemnification for certain expenses. In all other cases, the Company shall indemnify such person for his expenses, amounts paid in settlement, judgments and fines, provided the person is successful on the merits or otherwise, or he acted in good faith in a manner he reasonably believed to be in, or not opposed to, the Company's best interests. Moreover, if the action is a criminal proceeding, the Company need indemnify such person only if he had no reason to believe his conduct was unlawful. The Company may authorize advance payments to such person under certain circumstances, and may purchase and maintain insurance on behalf of any such person against any liability incurred by him in such position, regardless of whether the Company could otherwise indemnify him under the Restated Articles of Incorporation, as amended.

         The Company's Bylaws provide that the Company shall indemnify a person who was or is an officer or director of the Company who was, is or is threatened to be, named a defendant in a legal proceeding by virtue of his position in the Company if it is determined that the person (i) conducted himself in good faith,
(ii) reasonably believed, in the case of conduct in his official capacity as an officer or director of the Company, that his conduct was in the Company's best interests, and in all other cases, that his conduct was at least not opposed to the Company's best interests and (iii) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. However, a director may not be indemnified for obligations resulting from a proceeding in which he is found liable on the basis that personal benefit was improperly received by him or in which he is found liable to the Company. A person may be indemnified within the above limitations against judgments, penalties, fines, settlements and reasonable expenses actually incurred, but if the proceeding was brought by or on behalf of the Company, the indemnification is limited to reasonable expenses actually incurred by the person in connection with the proceeding. The Bylaws also permit the Company to purchase and maintain insurance on behalf of any person who is or was an officer or director of the Company against any liability asserted against him or incurred by him in such capacity or arising out of his status as such a person, regardless of whether the Company would have the power to indemnify him against that liability under the Bylaws or by statute. Under certain circumstances, the Company may advance expenses to an officer or director. The Bylaws also provide that the Company may indemnify, advance expenses to and purchase and maintain insurance on behalf of agents or employees of the Company or persons who are or were serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another

CORPDAL:53223.1  14047-00001
                                      II-2
corporation, partnership, joint venture, trust or other enterprise to the same extent that it is required to indemnify and advance expenses to, and permitted to maintain insurance on behalf of, officers and directors.

         The indemnification provisions of the Company's Bylaws are in compliance with Article 2.02-1 of the Texas Business Corporation Act (the "TBCA"). The TBCA further provides that a corporation shall indemnify a director or officer against reasonable expense incurred in connection with a proceeding in which he is a party because of his corporate position, if he has been wholly successful, on the merits or otherwise, in the defense of the proceeding.

         The Company has purchased and maintains insurance on behalf of its directors and officers against liability resulting from, or arising out of, their status or capacity as directors and officers of the Company.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

         The restricted securities to be reoffered or resold pursuant to this Registration Statement were issued without registration because such securities were granted, without consideration, to the recipient and therefor the issuance did not require an investment decision or involve the sale of a security.

ITEM 8.  EXHIBITS.

         (a)      Exhibits.

                  The   following   documents  are  filed  as  a  part  of  this
registration statement.

         Exhibit        Description of Exhibit

         4.1*           1995 Stock Plan (10)
         4.2**          Form of Incentive Stock Option Agreement
         4.3**          Form of Nonstatutory Stock Option Agreement
         4.4**          Form of Restricted Stock Agreement







CORPDAL:53223.1  14047-00001
                                      II-3

         5.1**       Opinion of Jenkens & Gilchrist, a Professional Corporation.
         23.1        Consent of Jenkens & Gilchrist, a Professional Corporation
                     (included in their opinion filed as Exhibit 5.1).
         23.2**      Consent of KPMG Peat Marwick LLP
         24.1        Power of Attorney (see signature page of this
                     registration statement).

-------------------------

         *  Incorporated   by  reference  from  the  exhibit  number  listed  in
parentheses of the registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996.

         **         Filed herewith.

ITEM 9.  UNDERTAKINGS.

         A.         The undersigned registrant hereby undertakes:

                    (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                    (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                    (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned  registrant  hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore,

CORPDAL:53223.1  14047-00001
                                      II-4
unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



CORPDAL:53223.1  14047-00001
                                      II-5

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dallas, Texas, on November 22, 1996:

                                          EL CHICO RESTAURANTS, INC.


                                       By: /s/Wallace A. Jones
                                          --------------------------
                                          Wallace A. Jones
                                          Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Wallace A. Jones and Lawrence E. White, and each of them, each with full power to act without the other, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming that each of said attorneys-in-fact and agents or his substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates included:


SIGNATURE                          CAPACITY                         DATE
/s/Wallace A. Jones
-------------------           Chief Executive Officer         November 22, 1996
Wallace A. Jones              (Principal Executive Officer)
                               and Director
/s/Lawrence E. White
--------------------          Executive Vice President        November 22, 1996
Lawrence E. White             and Chief Financial
                              Officer (Principal Financial
                              and Accounting Officer)
/s/Grahame N. Clark, Jr.
---------------------         Director                        November 18, 1996
Grahame N. Clark, Jr.


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                                      II-6

/s/Jack D. Knox
---------------               Director                        November 19, 1996
Jack D. Knox


 /s/Joseph V. Mariner
---------------------         Director                        November 22, 1996
Joseph V. Mariner, Jr.

/s/Joseph S. Thomson
--------------------          Chairman of the Board           November 22, 1996
Joseph S. Thomson             of Directors



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